Exhibit 10.1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

February 17, 2009 (the “Letter Effective Date”)

Adrian Rawcliffe

Senior Vice President, Worldwide Business Development and R&D Finance

SmithKline Beecham Corporation,

d/b/a GlaxoSmithKline

709 Swedeland Road

UW2328

King of Prussia, PA 19406

Re:	Release Letter for XL184 and Remaining Development Candidates

Dear Ad,

This letter agreement (this “Letter”) is intended to set forth the mutual understandings of Exelixis, Inc., a Delaware corporation (“Exelixis”) and SmithKline Beecham Corporation, a Pennsylvania corporation, doing business as GlaxoSmithKline (“GSK”), regarding the ability of Exelixis to further develop and commercialize: (i) The Development Candidate known as XL184, and its Included Compounds; and (ii) the Development Candidates known as XL228, XL281, XL418, XL820 and XL844 (the “Remaining Development Candidates”), and their Included Compounds, in light of GSK’s decision not to select either XL184 or any of the Remaining Development Candidates under the Product Development and Commercialization Agreement dated as of October 28, 2002, by and between Exelixis and GSK, as amended on January 10, 2005 and on June 13, 2008 (such agreement, as amended, collectively, the “PDCA”).

Any capitalized terms used in this Letter that are not otherwise defined herein shall have the meanings given to them in: (i) the PDCA; (ii) the Loan and Security Agreement dated as of October 28, 2002, and as amended by and between the Parties on December 5, 2002, September 20, 2004, January 10, 2005, and July 10, 2008 (such agreement, as amended, collectively, the “LSA”); and (iii) the Patent Security Agreement and Mortgage dated as of October 28, 2002, and as amended by and between the Parties on January 10, 2005 (such agreement, as amended, collectively, the “PSA”). Concurrently with the execution and delivery of this Letter, the PSA is being amended and restated in its entirety in the form attached hereto as Exhibit A (the “Amended and Restated PSA”).

Accordingly, the Parties agree as follows:

•

GSK has not exercised its Development Election for the Development Candidate known as XL184 (and its Included Compounds) within the First Option Period under Section 4.3.1(b) of the PDCA. Accordingly, XL184 is now a Refused Candidate. GSK agrees that its ability to select XL184 under Sections 4.3.1(d), 4.3.2(b) and 4.4 of the PDCA is exhausted because the Development Term has expired without extension. Therefore, GSK’s rights to XL184 (and its Included Compounds) hereby revert to Exelixis. Exelixis is free to develop or commercialize products incorporating XL184, any Included Compound relating to XL184, and/or formulations, mixtures or compositions incorporating any of the foregoing, in each case either directly or indirectly (e.g., with a third party collaborator or sublicensee), and GSK shall have no further rights or obligations with respect to XL184 (and its Included Compounds), except for GSK’s right to receive the royalty payments set forth in Section 6.4.1 of the PDCA for products incorporating XL184, its Included Compounds, and/or formulations, mixtures or compositions incorporating any of the foregoing.

•	Section 3 of the LSA is hereby amended and restated in its entirety to read as follows:

“3.1 Grant of Security Interest. To secure the payment and performance by Exelixis of the Obligations to GSK, Exelixis and, to the extent applicable, its Affiliates hereby pledge, set over, assign, deliver and grant a first and only priority security interest to GSK in all of Exelixis’ and, to the extent applicable, its Affiliates’ right, title and interest in the following assets, wherever located and whether now existing or hereafter created and whether now owned or hereafter acquired, of every description, tangible and intangible (the “Collateral”);

3.1.1 Development Patents. The patent applications listed in Schedule 3.1.1, including, without limitation, all Proceeds thereof (such as, by way of example, license royalties and Proceeds of infringement suits), the right to sue for past, present and future infringements thereof, all rights corresponding thereto throughout the world and all reissues, divisionals, continuations, renewals, extensions and continuations in part thereof, all patents resulting from the patent applications listed in Schedule 3.1.1, and all other patent applications and patents, however and whenever arising, to the extent such patent applications and patents are directly related to the composition of matter or method of use of the (a) compounds specifically claimed in such patent applications or patents, including the Development Candidates known as XL228, XL281, XL418, XL820, XL844, and XL880, and their Included Compounds; and (b) formulations, mixtures or compositions incorporating the foregoing compounds described in clause (a) above being developed by or for Exelixis pursuant to the Development Agreement (collectively and individually deemed general intangibles of Exelixis and referred to as the “Patents”);

3.1.2 Other Intellectual Property. All other intellectual property including, but not limited to, know-how, licenses, copyrights and trade secrets that arise out of the Development Program that is solely related to the composition of matter or method of use of the (a) compounds specifically claimed in the Patents listed in Schedule 3.1.1, including the Development Candidates known as XL228, XL281, XL418, XL820, XL844, and XL880, and their Included Compounds; and (b) formulations, mixtures or compositions incorporating the foregoing compounds described in clause (a) above being developed by or for Exelixis pursuant to the Development Agreement (collectively and individually deemed general intangibles of Exelixis and with the Patents referred to as the “Intellectual Property”);

3.1.3 Deposit Account. That certain deposit account with a mutually agreed upon bank or financial institution, initially SVB Securities, more particularly described on Schedule 3.1.3 (the “Deposit Account”) maintained by Exelixis into which the proceeds of the Advances, including without limitation investment property, shall be deposited and, subject to Section 9.5, maintained, with all dividends and distributions, whether payable in cash, securities or other investment property accruing on the balance therein, all of which are described and governed by the Control Agreement;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.1.4 Development Candidate Inventory. All compounds constituting materials, bulk drug supplies, clinical supplies, and formulations of the compounds specifically claimed in the Patents listed in Schedule 3.1.1, including the Development Candidates known as XL228, XL281, XL418, XL820, XL844, and XL880, and any derivative materials produced therefrom of Exelixis (collectively and individually deemed inventory of Exelixis and referred to as the “Development Candidate Inventory”);

3.1.5 Capital Equipment. All capital equipment (currently defined as equipment with a purchase price per item in excess of Five Thousand Dollars ($5,000)), purchased by Exelixis with the proceeds of the Advances, having a specific use solely to perform the activities contemplated under the Development Agreement, in all cases however and wherever arising (the “Capital Equipment”); and

3.1.6 Proceeds. All Proceeds and products of the Intellectual Property, the Deposit Account, the Development Candidate Inventory and/or the Capital Equipment.”

The Parties agree that they shall, within ten (10) days of the Letter Effective Date, at Exelixis’ cost and expense, execute and deliver all amendments to the UCC Financing Statements and Patent Office Filings and such other documents necessary or useful to evidence the foregoing or as either Party may reasonably request.

•

The only Development Compounds that were being developed by Exelixis under the PDCA as of the end of the Development Term were the Development Candidates known as XL228, XL281, XL418, XL820 and XL844 (the “Remaining Development Candidates”), and GSK has waived its right to exercise its Development Election for the Remaining Development Candidates during the Pipeline Option Period under Section 4.3.2(b) of the PDCA. Therefore, the Remaining Development Candidates (and their Included Compounds) have reverted to Exelixis, and the Remaining Development Candidates shall no longer be deemed Development Candidates, Included Compounds or Development Compounds. For clarity, the Remaining Development Candidates are not Refused Candidates. Therefore, GSK shall have no further rights or obligations with respect to the Remaining Development Candidates (and their Included Compounds), except as set forth in the LSA and the Amended and Restated PSA, and Exelixis is free to develop or commercialize products incorporating the Remaining Development Candidates, any Included Compound relating to the Remaining Development Candidates, and/or formulations, mixtures or compositions incorporating any of the foregoing, in each case either directly or indirectly (e.g., with a third party collaborator or sublicensee) and without payment of a royalty to GSK.

•

Notwithstanding anything to the contrary in the LSA or the Amended and Restated PSA, as of the Letter Effective Date, the covenants set forth in Articles 9 and 10 of the LSA and Article 3 of the Amended and Restated PSA shall not apply to: XL184 (and its Included Compounds), any Remaining Development Candidates (and their Included Compounds); or any compounds that are specifically claimed in Application No. [ * ]), and Exelixis shall be free to license, sell,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

conditionally sell, sell on approval, consign, lease, encumber, transfer, remove from its premises: XL184 (and its Included Compounds); any Remaining Development Candidates (and their Included Compounds); or any compounds that are specifically claimed in Application No. [ * ], in each case without the prior written consent of GSK. For clarity, any such license, sale, conditional sale, sale on approval, consignment, lease, encumbrance, transfer, or removal of: XL184 (and its Included Compounds); any Remaining Development Candidates (and their Included Compounds); or any compounds that are specifically claimed in Application No. [ * ] shall, in each case, not be a default or breach of any of Exelixis’ conditions, representations, warranties, covenants or agreements set forth in the LSA or the Amended and Restated PSA.

•

In connection with execution of the Amended and Restated PSA and the Termination of Patent Security Interest to be executed by GSK (the “Termination”), Exelixis represents and warrants to GSK that the patents and applications numbers 1-4 listed in Exhibit A to the Termination generically or specifically cover XL184.

Sincerely,

/s/ Pamela A. Simonton
Pamela A. Simonton, JD, LLM
EVP and General Counsel
Exelixis, Inc.

ACKNOWLEDGED AND AGREED

SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE

By:	/s/ William J. Mosher
Title:	Vice President & Secretary

cc:	Lisa DeMarco, Esq.
Vice President & Associate General Counsel,
Legal Operations, Business Development Transactions

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.1.1

PATENTS

Pending Patent Applications

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.1.3

DEPOSIT ACCOUNT

Bank:	SVB Securities
3003 Tasman Drive
Mail Sort HG250
Santa Clara, California 95054
Attn: Operations Manager
Telephone: 408-654-7256
Facsimile: 408-496-2407

Securities Account Number:	[ * ]

Bank:	Silicon Valley Bank
Deposit Control Department
3003 Tasman Drive
Mail Sort HG225
Santa Clara, California 95054
Telephone: 408-654-5512/408-654-3039/408-654-3099
Facsimile: 408-654-6389

Demand Deposit Account Number:	[ * ]

Wiring Instructions:	Route all domestic wire transfers via FEDWIRE to the following ABA number:

TO:	SIL VLY BK SJ
ROUTING & TRANSIT #:	[ * ]
FOR CREDIT OF:	Exelixis, Inc.
CREDIT ACCOUNT #:	[ * ]
BY ORDER OF:	[NAME OF SENDER]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Amended and Restated Patent Security Agreement and Mortgage

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.